Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by HRPT Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ John A. Mannix
Barry M. Portnoy	John A. Mannix
Managing Trustee	President and Chief
Investment Officer

/s/ Adam D. Portnoy	/s/ John C. Popeo
Adam D. Portnoy	John C. Popeo
Managing Trustee	Treasurer and Chief
Financial Officer

Date:  August 10, 2009